Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Baird Medical Investment Holdings Limited (the “Company”) of our report dated May 15, 2025, which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

March 10, 2026